PATRICK H. O'NEILL
                              EMPLOYMENT AGREEMENT

     This Agreement (this "Agreement"), dated as of September 16, 2001, is made by and among Ascent Assurance, Inc., a Delaware corporation, having its principal offices at 110 West Seventh Street, Suite 300, Fort Worth, Texas 76102 ("AAI"), Ascent Management, Inc., a Delaware corporation, having its principal offices at 110 West Seventh Street, Suite 300, Fort Worth, Texas 76102 (the "Corporation"), and Mr. Patrick H. O'Neill (the "Executive"), residing at 4001 Briarhaven Court, Fort Worth, Texas 76109.

                                    RECITALS

     1. The Corporation and AAI each desire to retain the Executive as an employee of the Corporation and AAI and to employ him as the Executive Vice President, General Counsel, and Secretary of AAI and the Corporation, and to enter into an agreement embodying the terms of those relationships which upon proper execution shall supercede all prior written employment agreements between the parties.

     2. The Executive is willing to serve as the Executive Vice President, General Counsel, and Secretary of AAI and the Corporation on the terms set forth herein.
                                    AGREEMENT

     NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, and other good and valuable consideration, the Corporation, AAI, and the Executive hereby agree as follows:

     1. Definitions.

     1.1 "Affiliate" means any person or entity controlling, controlled by or under common control with AAI or the Corporation.

     1.2 "Annual Compensation" means the Executive's highest Base Salary and Annual Bonus during the Term of Employment.

     1.3  "Board" means the Board of Directors of AAI.


     1.4 "Cause" means (a) Executive's material breach of any term or condition of this Agreement; (b) Executive's (i) personal dishonesty, willful misconduct or intentional breach of fiduciary duty, in each such case involving AAI, the Corporation or any Affiliate's property, personnel or business operations, in each case materially detrimental to the goodwill of AAI, the Corporation or any Affiliate, or materially damaging to AAI's, the Corporation's or any Affiliate's relationships with its respective customers, clients or employees; or (ii) intentional failure to perform the current material duties of his employment or his other material obligations hereunder, or any other intentional act by Executive which in either case is materially detrimental to the goodwill of AAI, the Corporation or any Affiliate, or materially damaging to AAI's, the Corporation's or any Affiliate's relationships with its customers, clients or employees; (c) Executive's conviction or entry of a no-contest plea with respect to a felony; (d) Executive's material misappropriation (or attempted material misappropriation) of any of AAI's, the Corporation's or any Affiliate's, funds or property or of a business opportunity of AAI, the Corporation or any Affiliate (including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of AAI, the Corporation or any Affiliate) materially detrimental to the goodwill of AAI, the Corporation or any Affiliate, or materially damaging to AAI's, the Corporation's or any Affiliate's relationships with its respective customers, clients or employees; or (e) Executive's gross negligence in connection with the performance of Executive's obligations hereunder which is materially detrimental to the goodwill of AAI and the Corporation or any Affiliate, or materially damaging to AAI's, the Corporation's or any Affiliate's relationships with its customers, clients or employees.

     1.5 "Date of Termination" means (a) in the case of a termination for which a Notice of Termination is required, the date of actual receipt of such Notice of Termination or, if later, the date specified therein (in no event, however, shall such date be later than seven (7) days after the date of actual receipt of such notice), as the case may be, and (b) in all other cases, the actual date on which the Executive's employment terminates during the Term of Employment.

     1.6 "Disability" means mental or physical impairment or incapacity rendering the Executive substantially unable to perform his duties under this Agreement for at least than 180 days out of any 360 day period during the Term of Employment.

     1.7 "Good Reason" means and shall be deemed to exist if, without the prior express written consent of the Executive, (a) the Executive is assigned any duties or responsibilities inconsistent in any material respect with the scope of the duties or responsibilities associated with the Executive's titles or positions, as set forth and described in Section 4 of this Agreement; (b) the Executive suffers a reduction in the duties, responsibilities, titles, positions, or effective authority associated with such titles and positions, as set forth and described in Section 4 of this Agreement; (c) the Executive is not appointed to, or is removed from, the offices or positions provided for in Section 4 of this Agreement; (d) the Executive's Base Salary is decreased by AAI or the Corporation, or the Executive's benefits under employee benefit or health or welfare plans or programs of AAI or the Corporation are decreased, except as provided in Section 5.1 hereof as a result of a good faith change in benefits applicable to all employees of AAI and the Corporation, or the Executive fails to timely receive his Base Salary, 2001 Annual Bonus, 2002 Annual Bonus, LTIP Award, expense reimbursement, or any other benefit to which he is entitled under this Agreement; (e) AAI and the Corporation fail to maintain, or cause to be maintained, adequate directors and officers liability insurance coverage for the Executive or fail to comply with
          Section 4.3 of this Agreement; (f) AAI and the Corporation purport to terminate the Executive's employment for Cause and such purported termination of employment is not effected in accordance with the requirements of this Agreement; or (g) there occurs a Change in Control.

     1.8  "Term of Employment" has the meaning ascribed to it in Section 3.

     1.9  "Change in Control" means

          (a) the acquisition, during the Term of Employment, by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 34% or more of
               (A) the outstanding shares of common stock of AAI, (the "Common Stock"), or (B) the combined voting power of the voting securities of AAI entitled to vote generally in the election of directors (the "Voting Securities"); provided, however, the following acquisitions shall not constitute a Change in Control:
               (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or AAI or Affiliate, or (y) any acquisition by any corporation if, immediately following such acquisition, more than 66% of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (entitled to vote generally in the election of directors) is beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who, immediately prior to such acquisition, were the beneficial owners of the Common Stock and the Voting Securities in substantially the same proportions, respectively, as their ownership, immediately prior to such acquisition, of the Common Stock and Voting Securities; or

          (b) circumstances occurring, during the Term of Employment, whereby individuals who constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by AAI's shareholders, was approved by a vote of at least a majority of the directors then serving and comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

          (c) approval, during the Term of Employment, by the shareholders of AAI of a plan of reorganization, merger or consolidation, other than a reorganization, merger, or consolidation with respect to which all or substantially all of the individuals and entities who were the beneficial owners of the Common Stock and Voting Securities immediately prior to such reorganization, merger or consolidation who continue to beneficially own immediately after such reorganization, merger or consolidation, more than 66% of the then outstanding common stock and voting securities (entitled to vote generally in the election of directors) of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their respective ownership, immediately prior to such reorganization, merger or consolidation, of the Common Stock and Voting Securities, or

          (d) approval, during the Term of Employment, by the shareholders of AAI of (i) a complete liquidation or dissolution AAI, or (ii) the sale or other disposition of all or substantially all of the assets of AAI, other than to a direct or indirect wholly-owned subsidiary of AAI. For purposes of this Agreement and without limiting the generality of the preceding sentence, the sale or other disposition of AAI of more than 50% of the common stock or Voting Securities (entitled to vote generally in the election of directors) of AAI shall be deemed to constitute a sale or other disposition of substantially all of the assets of AAI.

     2. Employment. Subject to the terms and provisions set forth in this Agreement, AAI hereby agrees that the Executive shall be the chief legal officer of AAI and the Corporation and report exclusively to the Chairman of the Board, President and Chief Executive Officer of AAI and the Corporation with the title of Executive Vice President, General Counsel, and Secretary during the Term of Employment and each of AAI and the Corporation agrees during the Term of Employment to employ the Executive as Executive Vice President, General Counsel, and Secretary of each of AAI and the Corporation, and the Executive hereby accepts such employment.

     3. Term of Employment. The term of employment under this Agreement shall commence on September 16, 2001, (the "Commencement Date") and shall continue until the earlier to occur of March 15, 2003 (the "Expiration Date") or the date on which the Executive is terminated or resigns pursuant to Section 6 hereof (the "Term of Employment").

     4. Positions, Responsibilities and Duties.

     4.1 Positions. During the Term of Employment, the Executive (i) shall be employed and serve as Executive Vice President, General Counsel, and Secretary of each of AAI and the Corporation, as well as the equivalent or higher title and position of each of the subsidiaries of AAI; and (ii) shall be elected and serve as a director of the Corporation. Notwithstanding the foregoing, Executive shall serve from time to time as a "loaned employee" or "borrowed employee" of National Foundation Life Insurance Company, Freedom Life Insurance Company of America, American Insurance Company of Texas and National Financial Insurance Company in accordance with the administrative services agreement executed by such insurance companies and the Corporation. In such positions with AAI, the Executive shall have the duties, responsibilities and authority normally associated with the office and position of executive vice president, general counsel, and secretary of a publicly-traded corporation. The Executive shall report solely and directly to the President and Chief Executive Officer. The Executive shall perform his duties and responsibilities hereunder at his current office located at 110 West Seventh Street, Suite 1100, Fort Worth, Texas 76102, or at such other home office of AAI and the Corporation situated in or reasonably near the City of Fort Worth, Texas. Notwithstanding the above, the Executive shall not be required to perform any duties and responsibilities which would be likely to result in a non-compliance with or violation of any applicable law or regulation.

     4.2 Duties. During the Term of Employment, the Executive shall use his best efforts to perform faithfully and efficiently the duties and responsibilities contemplated by this Agreement, including, without limitation, the responsibilities normally associated with the highest ranking legal officer and secretary and shall devote substantially all of his business time, skill and attention to such services, including the service as a "loaned employee" or "borrowed employee" of National Foundation Life Insurance Company, Freedom Life Insurance Company of America, American Insurance Company of Texas and National Financial Insurance Company; provided, however, that the Executive shall be allowed, to the extent other activities do not substantially interfere with the full performance by the Executive of his duties and responsibilities hereunder, to (a) manage the Executive's personal, financial and legal affairs, which may include non-competing, passive business activities and (b) serve on civil or charitable boards or committees. The Executive shall at all times comply with and be subject to AAI's and the Corporation's policies, procedures, directives, and regulations as may be reasonably established by the Board from time to time.

     4.3 Working Conditions. AAI and the Corporation will provide the Executive with a private office, secretarial and stenographic services, and any other facilities and services as are currently in place or otherwise suitable to the Executive's position or required for the performance of his duties

     5.  Compensation,  Other  Benefits and Payment of Certain  Wages.

     5.1 Base Salary. During the Term of Employment, the Executive shall receive a base salary of no less than $286,000.00 per annum ("Base Salary") payable in equal semi-monthly installments. Such Base Salary shall be reviewed annually for increase in the sole discretion of the Board or the Executive Committee thereof. Any such salary increase shall then be the "Base Salary" for purposes of this Agreement.

     5.2 Short-Term Incentive. For fiscal year 2001 of AAI (in addition to the Base Salary), the Executive shall be eligible to receive an annual cash bonus ("2001 Annual Bonus") in an amount, if any, reasonably determined by the Board or a committee thereof. Such 2001 Annual Bonus shall be payable to the Executive in February, 2002 or at such time as such bonuses or similar bonuses are paid to other officers or members of the Corporation's or AAI's senior management. For fiscal year 2002 of AAI (in addition to Base Salary), the Executive shall be eligible to receive an annual cash bonus ("2002 Annual Bonus") based upon AAI achieving reasonable consolidated financial targets consistent with the October 2001 Business Plan as more specifically provided and set forth in the summary attached hereto as Exhibit "A" and by this reference is incorporated for all purposes herein. Such 2002 Annual Bonus shall be payable to the Executive in February 2003 or at such time as such bonuses or similar bonuses are paid to other members of the Corporation's or AAI's senior management.

     5.3 Retirement Plans. During the Term of Employment, the Executive shall be entitled to participate in all incentive, pension, retirement, savings, 401(k) and other employee pension benefit plans and programs maintained by AAI and/or the Corporation from time to time for the benefit of senior executives and/or other employees.

     5.4 Welfare Benefit Plans. During the Term of Employment, the Executive, the Executive's spouse, if any, and their eligible dependents, if any, shall be entitled to participate in and be covered under all the welfare benefit plans or programs maintained by the Corporation and AAI from time to time including, without limitation, all medical hospitalization, dental, disability, life, accidental death and dismemberment and travel accident insurance plans and programs. Executive shall also earn and receive a minimum of five (5) weeks vacation each year with an unlimited year-end accrual of unused vacation.

     5.5 Long-Term Incentive Plan. The Executive shall be entitled to participate in any long-term incentive plan or program adopted by the boards of AAI and the Corporation ("LTIP Award") based on the achievement of reasonable corporate objectives determined in good faith by AAI or the Corporation. An LTIP Award may be in the form of performance shares, performance units, stock options, restricted stock, or other types of awards deemed appropriate by the Board, the Executive Committee or such other committees of the Board.

     5.6 Expense Reimbursement. During the Term of Employment, the Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Executive in promoting AAI and/or its Affiliates and in otherwise performing his duties and responsibilities hereunder.

     5.7 Payment of Deferred Wages. As of September 15, 2001, AAI and the Corporation owed Executive wages in the amount of $437,216.88. However, a deferral of the payment of such wages would enhance the financial condition of AAI and the Corporation, and AAI and the
          Corporation has requested, and the Executive has agreed to the deferral of the payment of such wages. Accordingly, in consideration of the mutual promises and covenants contained herein, the Executive agrees that he shall accept the following described deferred payments from AAI and the Corporation, and AAI and the Corporation agree that they shall make such deferred payments to the Executive in the principal amount of $437,216.88, together with interest on any unpaid portion thereof at the rate of 10% per year of 360 days from September 15, 2001 until the date paid, as deferred wages and not as severance (the "Deferred Payment"), in accordance with the following schedule without the necessity of any further resolution or vote approving such payment by either of their respective board of directors once a resolution of each such board or authorized committee thereof approving the execution of this Agreement has been made:

               The amount of such Deferred Payment shall be paid by AAI and the Corporation to the Executive in four equal installments of $109,304.22, together with accrued interest as of the date of such installment payment, as described below, unless prior to any such installment payment due date (i) Executive dies whether or not during the Term of Employment, (ii) Executive's employment is terminated hereunder due to Disability, (iii) Executive's employment hereunder is terminated by AAI or the Corporation without Cause, or (iv) Executive's employment hereunder is terminated by the Executive for Good Reason, in any of which events the payment due date(s) of the remaining unpaid portion of the Deferred Payment shall accelerate such that the unpaid portion of the Deferred Payment shall be then immediately due and payable. In the absence of the occurrence of the events described in clauses (i) through (iv) above, (a) the first installment payment shall be due and paid on or before December 21, 2001, (b) the second installment payment shall be due and paid on March 15, 2002, (c) the third installment payment shall be due and paid on June 15, 2002, and (d) the final installment payment shall be due and paid on September 15, 2002.

     6. Termination.

     6.1 Termination Due to Death or Disability. A determination of whether the Executive is Disabled shall be made by AAI, the Corporation or any Affiliate in its sole, but good faith, discretion upon its own initiative after obtaining certification from a duly licensed physician or upon request of the Executive or a person acting on his behalf. The Executive shall cooperate with any necessary medical examination in connection with a determination of Disability. Upon seven (7) days prior written notice to the Executive, AAI and the Corporation may terminate the Executive's employment hereunder due to Disability. In the event of the Executive's death or a termination of the Executive's employment by AAI and the Corporation due to Disability, the Executive, his estate or his legal representative, as the case may be, shall be entitled to receive from AAI and the Corporation without duplication the following:

          (a) a lump sum payment of the Base Salary continuation at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment of any Annual Bonus and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a lump sum payment on the Date of Termination of the unpaid portion of the Deferred Payment;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement of all expenses incurred, but not yet paid prior to such death or Disability;

          (f) in the case of death, any other compensation and benefits, including life insurance, as may be provided in accordance with the terms and provisions of any applicable plans and programs of AAI or the Corporation, except any other severance benefit of AAI or the Corporation; and

          (g) in the case of Disability, (i) continuation of the Executive's health and welfare benefits (as described in Section 5.5 of this Agreement) at the level in effect (as provided for by Section 5.5) on the Date of Termination through the end of the one year period following the termination of the Executive's employment due to Disability (or the Corporation and/or AAI shall provide the economic equivalent thereof), and (ii) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of AAI and the Corporation, except any other severance benefit of AAI or the Corporation other than the Deferred Payment.

     6.2  Termination  by AAI  and  the  Corporation  for  Cause.  AAI  and  the
          Corporation may terminate the Executive's employment hereunder for Cause as provided in this Section 6.2. If AAI and the Corporation
          terminate  the  Executive's   employment   hereunder  for  Cause,  the
          Executive shall be entitled to receive from AAI and the Corporation without duplication the following:

          (a) a lump sum payment of the Base Salary continuation at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment of any Annual Bonus and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a lump sum payment of the Deferred Payment payable in accordance with Section 5.7 on the applicable installment payment due date(s), the date of the Executive's death after such termination, or the date on which the Executive becomes mentally or physically impaired or incapacitated to the extent rendering him unable to perform the type of duties contemplated herein for any other employer for 180 days of any 360 day period after the date of such termination;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement for all expenses incurred, but not yet paid prior to such termination of employment; and

          (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans and programs of AAI and the Corporation, except any other severance benefit of AAI or the Corporation.

     In any case described in this Section 6.2, the Executive shall be given written notice authorized by a vote of at least a majority of the members of the Board that AAI and the Corporation intend to terminate the Executive's employment hereunder for Cause. Such written notice, given in accordance with
Section 6.7 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Cause. Except with respect to the grounds set forth in Section 1.4(c), as to which the following shall not apply, the Executive shall be given the opportunity within thirty (30) calendar days after the receipt of such notice to meet with the Board to defend such act or acts, or failure to act, and the Executive shall be given thirty (30) business days after such meeting to correct such act or failure to act. Upon failure of the Executive, as fairly and reasonably determined by the Board, within such latter thirty (30) day period, to correct such act or failure to act, or if the Executive fails to meet with the Board after being provided an opportunity to do so, the Executive's employment by AAI and the Corporation shall be automatically terminated under this Section 6.2 for Cause as of the date determined under
Section 1.5 of this Agreement.

     6.3  Termination  without Cause or Termination for Good Reason.  Upon seven
          (7) days prior written notice to the Executive, AAI and the Corporation may terminate the Executive's employment hereunder without Cause, and upon thirty (30) days notice to AAI and the Corporation, the Executive may terminate his employment hereunder for Good Reason. If AAI and the Corporation terminate the Executive's employment hereunder without Cause, other than due to death or Disability, or if the Executive terminates his employment for Good Reason, the Executive shall be entitled to receive from AAI and the Corporation without duplication the following:

          (a) a lump sum payment equal in amount to 117% of the sum of (i) the Executive's Base Salary (as provided for by Section 5.1 of this Agreement), and (ii) the highest of either the 2001 Annual Bonus, 2002 Annual Bonus, or any other annual or incentive bonus awarded to the Executive within five (5) years prior to the Date of Termination;

          (b) a lump sum payment of any Base Salary accrued or any 2001 Annual Bonus, 2002 Annual Bonus, and LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) a lump sum payment on the Date of Termination of the Deferred Payment;

          (d) a lump sum payment of accrued but unused vacation through the Date of Termination;

          (e) reimbursement of all expenses incurred, but not yet paid prior to such termination of employment; and

          (f) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Corporation and AAI, except any other severance benefit of AAI or the Corporation.

     In the case of  termination  by Executive for Good Reason  pursuant to this
Section 6.3, AAI and the Corporation shall be given written notice that the Executive intends to terminate his employment hereunder for Good Reason. Such written notice, given in accordance with Section 6.7 of this Agreement, shall specify the particular act or acts, or failure to act, which is or are the basis for the decision to so terminate the Executive's employment for Good Reason. Upon failure of AAI and the Corporation, as fairly and reasonably determined by the Executive, within the thirty (30) day notice period referred to above, to correct such act or failure to act, or if AAI and the Corporation fail to meet with the Executive after being provided an opportunity to do so, the Executive's employment by AAI and the Corporation shall be automatically terminated under this Section 6.3 for Good Reason as of the date determined under Section 1.5 of this Agreement.

     6.4 Voluntary Termination. The Executive may effect, upon seven (7) days prior written notice to AAI and the Corporation, a Voluntary Termination of his employment hereunder. A "Voluntary Termination" shall mean a termination of employment by the Executive on his own initiative other than (a) a termination due to death or Disability, or
          (b) a termination for Good Reason. A Voluntary Termination shall not be a breach of this Agreement. If the Executive's employment hereunder is so terminated, the Executive shall be entitled to receive from AAI and the Corporation the following:

          (a) a lump sum payment of any accrued but unpaid Base Salary at the rate in effect (as provided for by Section 5.1 of this Agreement) at the time of such termination through the Date of Termination;

          (b) a lump sum payment on the applicable installment payment due date under Section 5.7 of the Deferred Payment, together with a lump sum payment on the Date of Termination of any 2001 Annual Bonus, 2002 Annual Bonus, or LTIP Award awarded but not yet paid as of the Date of Termination;

          (c) reimbursement for expenses incurred, but not yet paid prior to the Date of Termination; and

          (d) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable employee benefit plans or programs maintained by AAI and the Corporation, except any other severance benefit of AAI or the Corporation.

     6.5 Termination of Agreement by Expiration. If this Agreement expires pursuant to Section 3 hereof, the Executive shall be entitled to receive on the Expiration Date from AAI and the Corporation the following:

          (a) a lump sum payment of any accrued but unpaid Base Salary at the rate in effect (as provided for by Section 5.1 of this Agreement) through the Expiration Date;

          (b) a lump sum payment of any 2001 Annual Bonus, 2002 Annual Bonus, and LTIP Award awarded but not yet paid as of the Expiration Date;

          (c) a lump sum payment of accrued but unused vacation through the Expiration Date;

          (d) reimbursement of all expenses incurred, but not yet paid prior to such termination of employment;

          (e) any other compensation and benefits as may be provided in accordance with the terms and provisions of any applicable plans or programs of the Corporation and AAI, except any other severance benefit of AAI or the Corporation.

     6.6 No Mitigation; No Offset. In the event of any termination of employment under this Section 6, the Executive shall be under no obligation to seek other employment and there shall be no offset against any amounts due the Executive under this Agreement on account of any remuneration attributable to any subsequent employment that the Executive may obtain. Any amounts due under this Section 6, with the exception of the Deferred Payment, are in the nature of severance payments, or liquidated damages, or both, and in no event are either such severance payments, liquidated damages or the Deferred Payment in the nature of a penalty.

     6.7 Notice of Termination. Any termination by AAI and the Corporation for Cause or by the Executive for Good Reason shall be communicated by a notice of termination to the other party hereto given in accordance with Section 13.3 of this Agreement (the "Notice of Termination"). The Notice of Termination shall be given, in the case of a termination for Cause, within ninety (90) business days after the Chief Executive Officer, President, or a director of the Corporation (excluding the Executive) knew or should have known of the events giving rise to such purported termination, and in the case of a termination by the Executive for Good Reason, within ninety (90) days of the Executive having actual knowledge of the events giving rise to such termination, except in the case of termination for Good Reason resulting from a Change in Control then within one hundred eighty (180) days of the effective date of such Change in Control. Such notice shall (a) indicate the specific termination provision in this Agreement relied upon, (b) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's
          employment   under  the  provision  so  indicated,   and  (c)  if  the
          termination date is other than the date of receipt of such notice, specify the date on which the Executive's employment is to be terminated (which date shall not be earlier than the date on which such notice is actually given).

     6.8 Certain Other Payments. Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with AAI and the Corporation or any of their Affiliates (all such payments and benefits being hereinafter called the "Total Payments") would subject the Executive to the excise tax imposed under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") or any successor section thereto (the "Excise Tax"), and if, and only if, such Total Payments less the Excise Tax is less than the maximum amount of the Total Payments which could be payable to the Executive without the imposition of the Excise Tax, then and only then, and only to the extent necessary to eliminate the imposition of the Excise Tax (and after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in any such other plan, arrangement or agreement), (A) any cash payments hereunder shall first be reduced (if necessary, to zero), and (B) all other non-cash payments hereunder shall next be reduced. For purposes of this limitation (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account,
          (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by AAI's independent auditors and reasonably acceptable to the Executive does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code, including by reason of Section 280G(b)(4)(A) of the Code, (iii) all payments shall be reduced only to the extent necessary so that the Total Payments (other than those referred to in clauses (i) or (ii)) in their entirety constitute reasonable compensation  for  services  actually  rendered  within the meaning of
          Section 280G(b)(4)(B) of the Code or are otherwise not subject to disallowance as deductions under Code Section 280G, in the opinion of the tax counsel referred to in clause (ii); and (iv) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by AAI's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.
     6.9 Payment. Except as otherwise provided in this Agreement, any payments to which the Executive shall be entitled to under this Section 6, including, without limitation, any economic equivalent of any benefit, shall be made immediately on the Date of Termination. If the amount of any payment due to the Executive cannot be finally determined within thirty (30) days after the Date of Termination, such amount shall be estimated on a good faith basis by AAI and the estimated amount shall be paid no later than thirty (30) days after such Date of Termination. As soon as practicable thereafter, the final determination of the amount due shall be made and any adjustment requiring a payment to or from the Executive shall be made as promptly as practicable.

     7. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided or maintained by AAI and/or the Corporation for which the Executive may qualify, nor shall anything herein limit or otherwise prejudice such rights as the Executive may have under any other existing or future agreements with the Corporation, AAI, and/or any Affiliate of either, including, without limitation, any stock option agreements or plans. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plans or programs of the Corporation, AAI and/or any Affiliate of either at or subsequent to the Date of Termination shall be payable in accordance with such plans or programs. Notwithstanding the foregoing, payments to the Executive under Section 6 hereof with the exception of the Deferred Payment by AAI and the Corporation, shall be in lieu of payments under any severance plan or program.

     8. Settlement. AAI's and the Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off (except set-off for a fixed and liquidated obligation), counterclaim, recoupment, defense or other right which AAI and/or the Corporation and/or any Affiliates may have against the Executive or others. Notwithstanding anything contained herein to the contrary, the obligations of AAI and the Corporation hereunder for the payment of severance under Section 6.3
(a) shall be subject to Executive having executed and delivered an instrument to AAI and the Corporation on the date of the receipt of such severance payment irrevocably waiving and releasing AAI, the Corporation, and each Affiliate from any and all obligations or liabilities to Executive and his heirs and assigns
(i) for the specific severance payments called for in Section 6.3 (a), (ii) arising from or in connection with Executive's employment with AAI and the Corporation or (iii) the termination of such employment and any and all claims Executive may have under federal, state or local statutes, regulations or ordinances or under any common law principles or breach of contract or the covenant of good faith and fair dealing, defamation, wrongful discharge, intentional infliction of emotional distress or promissory estoppel; provided, however, such instrument of waiver and release to be executed by Executive shall not be applicable to, reduce or otherwise diminish or release either AAI or the Corporation from their obligation to make the Deferred Payment. Further, notwithstanding anything contained herein to the contrary, the obligations of AAI and the Corporation for the timely and proper payment of the Deferred Payment shall be subject to Executive having executed and delivered an instrument to AAI and the Corporation on the date of the receipt of such Deferred Payment irrevocably waiving and releasing AAI, the Corporation, and each Affiliate from any and all obligations or liabilities to Executive and his heirs and assigns for such Deferred Payment.

     9. Legal Fees and Other Expenses. In the event that a claim for payment or benefits under this Agreement is disputed, the Executive shall be reimbursed for all attorney fees and expenses incurred by the Executive in pursuing such claim, provided that the Executive is successful as to at least part of the disputed claim by reason of litigation, arbitration or settlement. In addition, the Executive shall be paid or reimbursed for all legal fees and expenses incurred by the Executive in connection with the review, preparation and negotiation of this Agreement and/or any other agreements or plans referenced herein. The Executive shall also be entitled to recover pre-judgment interest at the rate of 10% per annum on the amount of any past due payment obligations under Sections 5.1, 5.2, 6.1 (a), (b), (d), (e), 6.2 (a), (b), (d), (e), 6.3 (a), (b), (d),
(e), 6.4 (a),  (b),  (c), (d) and 6.5 (a),  (b), (c), (d) from the date any such payment was due until the earlier of the date of payment in full of such obligation or the date of entry of a final judgment against AAI and/or the Corporation.

     10. Confidential Information and Nonsolicitation.

     10.1 Confidential Information. The Executive shall not, during the Term of Employment and thereafter, without the prior express written consent of AAI and/or the Corporation, disclose any confidential information, knowledge or data relating to AAI, the Corporation, or any Affiliate of either and their respective businesses, which (a) was obtained by the Executive in the course of the Executive's employment with AAI and the Corporation, and (b) which is not information, knowledge or data otherwise in the public domain (other than by reason of a breach of this provision by the Executive), unless required to do so by a court of law or equity or by any governmental agency or other authority.

     10.2 No Solicitation. The Executive hereby agrees that, if his employment hereunder is terminated by AAI and the Corporation for Cause or by the Executive under Section 6.4 of this Agreement, he shall not, for twelve (12) months after the Date of Termination, directly or indirectly, divert, solicit or take away the patronage of (a) any customers or agents of the Corporation, AAI or any Affiliate of either as of the relevant Date of Termination, or (b) any prospective customers or agents of the Corporation, AAI or any Affiliate whose business the Corporation and/or AAI was actively soliciting on the relevant Date of Termination, and with which the Executive had business  contact  while  employed  by the  Corporation  and AAI.  The
          Executive agrees that, under the circumstances and conditions described above and for the same period of time, the Executive shall not, directly or indirectly, induce or solicit any employees or agents of the Corporation, AAI or any Affiliate of either to leave or terminate their employment or agency relationship with the Corporation or AAI. The Corporation and AAI agrees that (i) any announcement made by the Executive, at any press conference or in any press release or through individual notices, shall not, in and of itself, constitute an attempt directly or indirectly to induce, divert, solicit or take away customers or employees, (ii) any such announcement creates no presumption with respect to any such inducement, diversion, solicitation or taking, and (iii) in all cases both the burden of production of evidence and the ultimate burden of persuasion with respect to any allegations or claims that this Section 10.2 has been breached or violated by the Executive shall be borne by AAI and the Corporation. Executive agrees that all restrictions and agreements contained in this Section 10, including without limitation, those relating to duration and restricted territory, are necessary and fundamental to the protection of the business of AAI, the Corporation or any Affiliate, and are reasonable and valid, and all defenses to the strict enforcement thereof by Executive are hereby waived.
          Executive agrees that the remedy at law for such breach of this Agreement will be inadequate, and that the damages from such breach are not readily susceptible to being measured in monetary terms. Accordingly, Executive agrees that upon breach of this Section 10, AAI, the Corporation or any Affiliate shall be entitled to immediate injunctive relief and may obtain a temporary order restraining any threatened further breach. Nothing in this Agreement shall be deemed to limit AAI's, the Corporation's or any Affiliate's remedies at law or in equity for any breach by Executive or any of the provisions of this Agreement that may be pursued or availed of by AAI, the Corporation or any Affiliate.

     11. Successors.

     11.1 The Executive. This Agreement is personal to the Executive and, without the prior express written consent of AAI and the Corporation, shall not be assignable by the Executive, except that the Executive's rights to receive any compensation or benefits under this Agreement may be transferred or disposed of pursuant to testamentary disposition, intestate succession or pursuant to a domestic relations order. This Agreement shall inure to the benefit of and be enforceable by the Executive's heirs, beneficiaries and/or legal representatives.

     11.2 AAI and the Corporation. This Agreement shall inure to the benefit of and be binding upon AAI, the Corporation, and their respective successors and assigns. AAI shall require any successor to all or substantially all of the Corporation's and its Affiliates' business and/or assets, whether direct or indirect, by purchase, merger, consolidation, acquisition of stock, or otherwise, by an agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent as AAI and the Corporation would be required to perform if no such succession had taken place.

     12. Indemnification. AAI and the Corporation agree that if the Executive is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), by reason of the fact that he is or was a director or officer of AAI, the Corporation, and/or any Affiliate of either or is or was serving at the request of the Corporation, AAI and/or any Affiliate as a director, officer, member, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including, without limitation, service with respect to employee benefit plans, whether or not the basis of such Proceeding is alleged action in an official capacity as a director, officer, member, employee or agent while serving as a director, officer, member, employee or agent, he shall be indemnified and held harmless by AAI and the Corporation to the fullest extent authorized by applicable law, as the same exists or may hereafter be amended, against all Expenses incurred or suffered by the Executive in connection therewith, and such indemnification shall continue as to the Executive even if the Executive has ceased to be an officer, director or agent, or is no longer employed by AAI and the Corporation and shall inure to the benefit of his heirs, executors and administrators; provided, however, that Executive shall not be indemnified for any act or omission that constitutes gross negligence or willful misconduct.

     13. Miscellaneous.

     13.1 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, applied without reference to the principles of conflict of laws.

     13.2 Amendments. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     13.3 Notices. All notices and other communications hereunder shall be in writing and shall be given by hand-delivery to the other parties or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:       Mr. Patrick H. O'Neill
                                    4001 Briarhaven Court
                                    Fort Worth, Texas 76109

         If to the Corporation:     Ascent Management, Inc.
                                    110 West Seventh Street, Suite 300
                                    Fort Worth, Texas 76102
                                Attention: President and Chief Operating Officer

         If to AAI:                 Ascent Assurance, Inc.
                                    110 West Seventh Street, Suite 300
                                    Fort Worth, Texas 76102
                                Attention: President and Chief Operating Officer

or to such other address as any party hereto shall have furnished to the others in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

     13.4 Withholding. AAI and the Corporation may withhold from any amounts payable under this Agreement such federal, state or local income taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     13.5 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     13.6 Captions. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     13.7 Beneficiaries/References. The Executive shall be entitled to select (and change) a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive's death, and may change such election, in either case by giving AAI or the Corporation written notice thereof. In the event of the Executive's death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s).

     13.8 Entire Agreement. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

     13.9 Representations. AAI and the Corporation each represents and warrants that it is fully authorized and empowered to enter into this Agreement. The Executive represents and warrants that the performance of the Executive's duties under this Agreement will not violate any agreement between the Executive and any other person, firm, partnership, corporation, or organization.

     13.10Survivorship. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive's Term of Employment hereunder for any reason to the extent necessary to the intended provision of such rights and the intended performance of such obligations.

     IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and AAI, as well as the Corporation have each caused this Agreement to be executed in its name on its behalf, and attested to by their respective Secretaries, all as of the day and year first above written.

                              Ascent Management, Inc.


Attest:                       By:  /s/ Patrick J. Mitchell
                                   Patrick J. Mitchell
/s/ Patrick H. O'Neill             Title: President and Chief Executive Officer



                              Ascent Assurance, Inc.

Attest:                       By:  /s/ Patrick J. Mitchell
                                   Patrick J. Mitchell
/s/ Patrick H. O'Neill             Title: President and Chief Executive Officer



                                   /s/ Patrick H. O'Neill
                                   Patrick H. O'Neill